                                                                Exhibit 16(j)

SCHWAB ONESOURCE PORTFOLIOS -
BALANCED ALLOCATION
TOTAL RETURN FOR THE PERIOD FROM:  INCEPTION
                                   (11/18/96)
                                   THROUGH
                                   2/28/97


                                -----------------------------------------------------------------------------------------
                                             DISTRIBUTION                 DIVIDENDS     DIVIDENDS       TOTAL
                                PERIOD          FACTOR          NAV          ($)        (SHARES)        SHARES
                                -----------------------------------------------------------------------------------------
BEGINNING NAV AND SHARES:       11/18/96                       $10.00           0             0         1,000.000
                                12/96           $0.1286          9.93     $128.60        12.951         1,012.951
                                1/97                                            0             0         1,012.951

ENDING NAV AND SHARES:          2/28/97                        $10.14           0             0         1,012.951
                                -----------------------------------------------------------------------------------------
ENDING REDEEMABLE VALUE:        $10,271.32

TOTAL RETURN:                   2.71%
